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                                                                   Exhibit 10.8

            ASSIGNMENT OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

         TEACHERS' RETIREMENT SYSTEM OF THE STATE OF KENTUCKY, AS SELLER

                                       AND

                             SERIES A, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement and Escrow Instructions is described as follows:

      DATE OF AGREEMENT:         September 1, 2005

      ORIGINAL BUYER:            Series A, LLC

      ASSIGNED TO:               Cole WG  St. Louis MO Portfolio, LLC

      PROPERTY ADDRESS:          500 HOWDERSHELL ROAD, FLORISSANT, ST. LOUIS
                                 6071 TELEGRAPH ROAD, ST. LOUIS, MO
                                 11590 GRAVOIS ROAD, ST. LOUIS, MO

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement and Escrow Instructions with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement and Escrow Instructions. This Assignment shall be in full force and effect upon its full execution.

      Executed this 1st day of November, 2005.

ASSIGNOR:                                  ASSIGNEE:

SERIES A, LLC                              COLE WG ST. LOUIS MO PORTFOLIO, LLC

                                           By: Cole REIT Advisors II, LLC
By: /S/ John M. Pons                           its Manager
    -----------------
    John M. Pons
    Authorized Officer

                                               By: /S/ John M. Pons
                                                   --------------------
                                                   John M. Pons
                                                   Senior Vice President

                               PURCHASE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                         TEACHERS' RETIREMENT SYSTEM OF

                              THE STATE OF KENTUCKY

                                    AS SELLER

                                       AND

                                  SERIES A, LLC

                                    AS BUYER

                               September 1, 2005

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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:                Dated to be effective as of September 1, 2005 (the
                      "Effective Date").

PARTIES: This Purchase Agreement and Escrow Instructions is between Teachers' Retirement System of the State of Kentucky as "Seller", and Series A, LLC, as "Buyer".

      WHEREAS, as of the Effective Date, Seller is the fee title owner of certain improved real properties located at (i) 6071 Telegraph Road, St. Louis, Missouri (the "Telegraph Road Property"), (ii) 11590 Gravois Road, St. Louis, Missouri (the "Gravois Road Property"), and (iii) 500 Howdershell Road, Florissant, Missouri (the "Howdershell Road Property"), as such real properties are legally described on Exhibits A-1, A-2 and A-3 attached hereto (each a "Real Property" and collectively, the "Real Properties");

      WHEREAS, as of the Effective Date, each Real Property is improved with a building containing approximately 15,120 square feet (each a "Building" and collectively, the "Buildings") which Buildings are leased to Walgreen Co. ("Tenant") in accordance with written leases (each a "Lease" and collectively, the "Leases"). The Real Properties, the Buildings, the improvements to the Real Properties (the "Improvements"), the personal property, if any, of Seller located on the Real Properties and Seller's interest in the Leases and all rents, issues and profits due or to become due thereunder are hereinafter collectively referred to as the "Properties"; and

      WHEREAS, Buyer desires to purchase the Properties from Seller and Seller desires to sell the Properties to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the "Agreement").

      NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (the "Parties" or a "Party") hereby agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

      2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Properties subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

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      3. INCLUSIONS IN PROPERTIES.

            (a) The Properties. The term "Properties" shall also include the following:

                  (1) all tenements, hereditaments and appurtenances pertaining to the Real Properties;

                  (2) all interest of Seller, if any, in mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Properties;

                  (3) all interest, if any, of Seller in any road adjoining the Real Properties;

                  (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Properties by reason of condemnation, eminent domain or exercise of police power;

                  (5) all of Seller's interest in the Buildings, the Improvements and any other improvements and fixtures on the Real Properties;

                  (6) all of Seller's interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Properties (the "Personalty");

                  (7) the Leases and security deposits, if any, now or hereafter due thereunder; and,

                  (8) all of Seller's interest, to the extent transferable, in all permits and licenses (the "Permits"), warranties, contractual rights and intangibles (including rights to the name of the improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Properties (the "Contracts").

            (b) The Transfer Documents. Except for the Personalty which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached hereto as Exhibit B (the "Bill of Sale"), the Leases, each of which is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit C (the "Assignments of Leases"), the Permits and Contracts which are to be transferred by that certain assignment agreement, a specimen of which is attached hereto as Exhibit D (the "Assignment Agreement"), all components of each of the Properties shall be transferred and conveyed by execution and delivery of Seller's special warranty deed, a specimen of which is attached hereto as Exhibit E (the "Deeds"). The Bill of Sale, the Assignments of Leases, the Assignment Agreement and the Deeds are hereinafter collectively referred to as the "Transfer Documents".

      4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Properties is SIXTEEN MILLION EIGHT HUNDRED SIXTY THOUSAND FOUR HUNDRED SIXTY-FIVE and NO/100 DOLLARS ($16,860,465.00) (the "Purchase Price"), payable as follows:

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            (a) One Hundred Fifty Thousand and no/100 Dollars ($150,000.00)
earnest money (the "Earnest Money Deposit") to be deposited in escrow with Lawyers Title Insurance Company, 1850 North Central Avenue, Suite 300, Phoenix, Arizona 85004, Attention: Allen Brown ("Escrow Agent") within five (5) business days of the delivery of a fully-executed original of this Agreement to Escrow Agent (the "Opening of Escrow") by Buyer, which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

            (b) Sixteen Million Seven Hundred Ten Thousand Four Hundred Sixty-five and no/100 Dollars ($16,710,465.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

      5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

            (a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

            (b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

            (c) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

      6. PRELIMINARY TITLE REPORTS AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver current Preliminary Title Reports (the "Reports") for an ALTA extended coverage title insurance policy (each an "Owner's Policy" and collectively, the "Owner's Policies") on each of the Properties to Buyer and Seller. Each Report shall show the status of title to the Property corresponding thereto as of the date of such Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy with respect to such Property as described herein. The cost of standard Owner's Policies shall be paid by Buyer. Buyer shall pay any additional costs for an extended coverage policy and any endorsements required by Buyer. In addition to the Reports, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Reports. If Buyer is dissatisfied with any exception to title as shown in the Reports, then Buyer may either cancel this Agreement by giving written notice of cancellation to Escrow Agent (i) on or before expiration of the Study Period (as defined below) or (ii) ten (10) days from Buyer's receipt of the Reports, whichever is later, whereupon the Earnest Money Deposit plus interest

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shall be returned to Buyer together with all documents deposited in escrow by
Buyer, or Buyer may provisionally accept the title subject to Seller's agreement (Seller being under no obligation to agree) to cause the removal of any disapproved exceptions or objections, in which case Seller shall (at its sole cost) remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE. Seller shall notify Buyer in writing within five (5) days after receiving Buyer's written notice of disapproval of any exception, if Seller does not intend to remove (or endorse over) any such exception and/or objection. Seller's lack of response shall be deemed as Seller's intention to not remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE. In the event any Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller's agreement (Seller being under no obligation to agree) to cause the removal of any disapproved exceptions or objections. If Seller serves notice to Buyer that Seller does not intend to remove such exceptions and objections before COE, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled. If written notice of dissatisfaction as to such new exceptions is not timely given by Buyer to Seller, then Buyer shall be deemed to have disapproved of the condition of the title of the Properties as shown by the Reports, and shall have elected to terminate this Agreement.

      7. BUYER'S STUDY PERIOD.

            (a) The Study Period. Buyer shall have until the later of 5:00 p.m. MST on the thirtieth (30th) day after the Opening of Escrow or thirty (30) days from Buyer's receipt of all deliveries of Studies (as defined herein) (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Properties (the "Studies"). The Studies shall include, but not be limited to, Buyer's right to:
(i) review and approve the Surveys (as defined below), the Leases and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve environmental studies of the Real Properties and Buildings.

            (b) Right of Entry. Subject to the prior rights of the Tenant of the Properties and the terms of the Leases, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Properties, at any time or times during the Study Period, to conduct the Studies. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of the Studies. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

            (c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer's acceptance of the Studies and waiver of the

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contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      8. DELIVERY OF STUDIES.

            (a) Deliveries to Buyer. Seller agrees to deliver to Buyer contemporaneously with the Opening of Escrow all information in Seller's possession or control relating to the leasing, operating, maintenance, construction, repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, construction (including a copy of the Certificate of Occupancy for each of the Properties), master planning, architectural drawings and like matters regarding the Properties, all at no cost to Buyer. The foregoing deliveries shall include, but not be limited to, copies of: (i) all of the Leases and all of the owner's title insurance policies delivered to Seller; (ii) a list of all claims or suits by or against Seller regarding the Properties for the last thirty-six (36) months; (iii) each of the site plans with respect to the Properties attached to the Leases; and (iv) any other documents or other information in the possession of Seller or its agents pertaining to the Properties that Buyer may reasonably request in writing.

            (b) Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller upon payment by Seller to Buyer of Buyer's cost thereof, copies of those Studies which Buyer may have elected to obtain.

      9. THE SURVEYS. Buyer, at Buyer's cost, may cause certified ALTA surveys of the Real Properties, Buildings and Improvements (each a "Survey" and collectively, the "Surveys") to be completed by a surveyor licensed in the State of Missouri and deposited with Escrow Agent, whereupon the legal description in the Survey shall control over the applicable description in Exhibits A-1, A-2 or A-3 attached hereto to the extent they may be inconsistent. Each Survey shall set forth the legal description and boundaries of the Property shown thereon and all easements, encroachments and improvements thereon. Seller shall furnish Buyer with a copy of each of the surveys Seller obtained in connection with its prior purchase of the Properties.

      10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

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      11. DELIVERY OF POSSESSION. Seller shall deliver possession of the
Properties to Buyer at COE subject only to the rights of Tenant under the Leases as approved by Buyer as part of the Studies and the easements reflected in the Reports.

      12. CONDITIONS PRECEDENT.

            (a) Buyer's Conditions Precedent. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

                  (1) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

                  (2) the issuance of the Owner's Policies (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

                  (3) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Leases, if any, in the form of a credit in favor of Buyer against the Additional Funds;

                  (4) the deposit by Seller with Buyer prior to expiration of the Study Period of executed original estoppel certificates reasonably acceptable to Buyer, in Tenant's standard form, without any punch list items remaining, executed by Tenant with respect to each of the Leases; (5) the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under each of the Leases;

                  (6) the deposit with Escrow Agent of executed affidavits of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from each of the Owner's Policies;

                  (7) the delivery by Seller to Buyer of a copy of each of the Certificates of Occupancy for the Improvements;

                  (8) the delivery by Seller to Buyer of a copy of Seller's owner's title insurance policies for each of the Properties;

                  (9) the deposit with Escrow Agent of letters from Seller to Tenant requesting that future rent under each of the Leases be paid to Buyer; and

                  (10) delivery to Buyer of originals of the Leases, the Contracts, and Permits, if any, in the possession of Seller or Seller's agents and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Properties.

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If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

            (b) Seller's Conditions Precedent. In addition to all other conditions precedent set forth in this Agreement, Seller's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

                  (1) Seller's receipt of an executed written waiver from Tenant of its right of first refusal under each of the Leases;

                  (2) the COE with respect to all three of the Properties in one contemporaneous closing transaction such that Seller shall be under no obligation to close with respect to any one of the Properties without a contemporaneous closing of the other two Properties; it being specifically agreed that Buyer's termination of this Agreement with respect to any one or more Properties during the Study Period or for any other reason permitted herein shall constitute a termination with respect to all three Properties. Notwithstanding the foregoing, the event Tenant exercises its right of first refusal with respect to any one or more of the Properties, this Agreement shall continue with respect to the remaining Properties with a corresponding reduction in the Purchase Price pursuant to the agreed allocation of the Purchase Price among the three Properties as set forth herein.

      13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and shall be deemed to represent again as of COE (unless an intervening event occurs which causes such representation or warranty to become untrue or inaccurate as of the COE and Seller so informs Buyer in writing thereof prior to COE) that:

            (a) intentionally omitted;

            (b) to Seller's knowledge, but without investigation or inquiry, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of any of the Properties by any person, authority or agency having jurisdiction;

            (c) to Seller's knowledge, but without investigation or inquiry, there are no intended public improvements which will or could result in any charges being assessed against any of the Properties which will result in a lien upon such Property;

            (d) to Seller's knowledge, but without investigation or inquiry, there is no impending or contemplated condemnation or taking by inverse condemnation of any of the Properties, or any portion thereof, by any governmental authorities;

            (e) to Seller's knowledge, but without investigation or inquiry, there are no suits or claims pending or to Seller's knowledge, but without investigation or inquiry, threatened with respect to or in any manner affecting any of the Properties, nor does Seller know of any

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circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

            (f) Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell any of the Properties, or any portion thereof, to a third party other than Tenant pursuant to the right of first refusal granted in the Leases, and Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

            (g) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon any of the Properties, or any portion thereof, or its potential use, and, to Seller's knowledge but without investigation or inquiry, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

            (h) the execution of this Agreement and the performance of Seller's obligations hereunder will not violate any agreement to which Seller is a party;

            (i) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (j) prior to COE or any earlier termination of this Agreement, Seller will not enter into or execute any employment, management or service contract with respect to any of the Real Properties without Buyer's prior written consent, which consent shall not be unreasonably withheld, provided that any such contract so entered by Seller with Buyer's consent shall provide that such contract can be terminated by Seller, or Seller's successor, at any time without penalty, upon not more than thirty (30) days' prior written notice to the other party thereto. When any such contracts are fully executed, Seller shall deliver a copy thereof to Buyer;

            (k) no default of Seller exists under any of the Contracts and, to Seller's knowledge, but without investigation or inquiry, no default of the other parties exists under any of the Contracts. Between the Effective Date and COE, or any earlier termination of this Agreement, Seller, without Buyer's prior written consent which consent will not be unreasonably withheld, shall not amend, modify or terminate any Contract or waive any substantial right thereunder;

            (l) intentionally omitted;

            (m) no consent of any third party (other than Tenant's waiver of its right of first refusal) is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder. Without limiting the generality of the foregoing, to Seller's knowledge, but without investigation or inquiry, no consent of any third party is required in order for Seller to assign to Buyer the Contracts or the Leases;

            (n) except for any item to be prorated at COE in accordance with this Agreement or to be paid by Tenant pursuant to the terms of the Leases, all bills or other charges,

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costs or expenses arising out of or in connection with or resulting from
Seller's use, ownership, or operation of the Properties up to COE shall be paid in full by Seller;

            (o) all general real estate taxes, assessments and personal property taxes that have become due with respect to the Properties (except for those that will be paid by Tenant or prorated at COE) have been paid or will be so paid by Seller prior to COE;

            (p) between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to any of the Properties, or terminate, amend, modify, extend or waive any rights under any of the Leases without Buyer's prior written consent, which consent may be withheld at Buyer's discretion;

            (q) from the Effective Date hereof until COE or the earlier termination of this Agreement, Seller shall (i) perform in all material respects, its obligations under the Leases, (ii) not amend, modify or waive any material rights under the Leases, and (iii) maintain the existing or comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Leases;

            (r) other than as set forth in the environmental reports furnished to Buyer by Seller, Seller has no actual knowledge (but Seller has conducted no investigation or inquiry) that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about any of the Properties of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

            (s) other than as set forth in the environmental reports furnished to Buyer by Seller, to Seller's actual knowledge, but without investigation or inquiry, there is not now, nor has there ever been, on or in any of the Properties underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment. Seller hereby assigns to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Properties (including Hazardous Materials released on the Properties prior to COE and continuing in existence on the Properties at COE);

            (t) to Seller's knowledge, but without investigation or inquiry, there are no proceedings pending for the increase of the assessed valuation of any of the Real Properties;

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            (u) should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

            (v) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

            (w) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of one
(1) year following COE.

      14. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

            (a) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (b) there are no actions or proceedings pending or to Buyer's knowledge, after due inquiry, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

            (c) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

            (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

            (e) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one
(1) year following COE.

      15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deposit with Buyer and Escrow Agent on the day immediately prior to COE Tenant's security deposits and advance rents paid/abatements, if any, and a statement as to the date to which all rents have been paid. Notwithstanding the foregoing, prepaid rent for the month in which COE occurs shall be prorated between the Parties at closing.

      16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

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            (a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Klarfeld Real Estate Co., Inc. ("Klarfeld") and Commercial Real Estate Advisors, LLC ("Advisors");

            (b) if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Karfeld and/or Advisors), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

            (c) Seller shall be responsible for payment of a commission to Klarfeld in an amount equal to $295,058.00 and Seller shall be responsible for payment of a commission to Advisors in an amount equal to $168,605.00, which commissions shall be paid at COE in accordance with the separate written agreement between Seller, Klarfeld and Advisors.

      17. CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. MST on the thirtieth (30th) day after the expiration of the Study Period or such earlier date as Buyer may choose by giving not less than five (5) days prior written notice to Seller and Escrow Agent. Buyer may extend the COE date for up to an additional thirty (30) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date and by depositing an additional One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

      18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

      19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of any of the Properties which may occur prior to COE. In the event of any loss, damage or taking prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Properties and closes escrow,

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Seller shall at COE and as a condition precedent thereto, pay Buyer or credit
Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same provided the Purchase Price is not affected thereby.

      20. REMEDIES.

            (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity.

            (b) Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

      21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein in accordance with Section 20(a), the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

      22. NOTICES.

            (a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:                    Teachers Retirement System of Kentucky
                                 Attn: Edward T. Wilson
                                 Capstone Realty Advisors, LLC
                                 642 South 4th Avenue, Suite 100
                                 Louisville, Kentucky 40202
                                 Tel.: (502) 581-9912
                                 Fax: (502) 583-0708

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

with copies to:                  Leo F. Camp, Esq.
                                 Wyatt, Tarrant & Combs, LLP
                                 500 W. Jefferson Street, Suite 2700
                                 Louisville, Kentucky 40202
                                 Tel.:  (502) 562-7552
                                 Fax:  (502) 589-0309

if to Buyer:                     Series A, LLC
                                 2555 E. Camelback Road, Suite 400
                                 Phoenix, AZ  85016
                                 Attn: Legal Department
                                 Tel.: (602) 778-8700
                                 Fax: (602) 778-8767

with copies to:                  Bennett Wheeler Lytle & Cartwright, PLC
                                 3838 N. Central Avenue, Suite 1120
                                 Phoenix, AZ  85012
                                 Attn: Kevin T. Lytle, Esq.
                                 Tel.: (602) 445-3434
                                 Fax: (602) 266-9119

If to Escrow Agent:              Lawyers Title Insurance Company
                                 1850 North Central Avenue, Suite 300
                                 Phoenix, AZ 85004
                                 Attn:    Allen Brown
                                 Tel.: (602) 287-3500
                                 Fax: (602) 263-0433

            (b) Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, and on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

      23. CLOSING COSTS.

            (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half of the fees and costs due Escrow Agent for its services provided

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

Seller's share shall not exceed $2,250.00, and (iii) all other costs to be paid by Seller under this Agreement. At COE, Buyer shall pay (i) the transfer tax associated with the sale of the Properties, if any, (ii) all premiums and expenses related to issuance of the Reports and the Owner's Policies, (iii) all Survey charges, (iv) all costs and expenses related to Buyer's environmental examination of the Properties, and (v) one-half of the fees and costs due Escrow Agent for its services. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same in Missouri commercial practice. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

            (b) Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

            (c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such Escrow Instructions shall be construed as applying principally to Escrow Agent's employment.

      24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation of Escrow Agent charges not to exceed $4,500.00. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

      25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

      26. ALLOCATION OF PURCHASE PRICE AMONG PROPERTIES. Subject to the provisions of Section 12(b)(2), and for purposes of allocating the Purchase Price among the three

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

Properties for purposes of Walgreens' right of first refusal, transfer tax purposes, affidavits of value and/or consideration, and other proper purposes in connection with COE, Seller and Buyer agree that the $16,860,465 Purchase Price shall be allocated among the Properties as follows:

(a) Telegraph Road Property     --     $5,201,549

(b) Gravois Road Property       --     $6,325,581

(c) Howdershell Road Property   --     $5,333,335

      27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

      28. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Missouri. In regard to any litigation which may arise in regard to this Agreement, the Parties shall and do hereby submit to the jurisdiction of and the Parties hereby agree that the proper venue shall be in the United States District Court for the District of Missouri in St. Louis and in the state courts in the county in which the respective Property is located.

      29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

      30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

      31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

      32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

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

      33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

      34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

      35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

      36. SELLER'S ACCEPTANCE. If a fully-executed original of this Agreement has not been delivered by Seller to Buyer by 5:00 p.m. M.S.T. on __________, August ____, 2005, for subsequent delivery to Escrow Agent, this Agreement shall automatically be deemed revoked and null and void.

      37. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:                          TEACHERS' RETIREMENT SYSTEM OF
                                  THE STATE OF KENTUCKY, an independent
                                  agency and instrumentality of the Commonwealth of Kentucky

                                 By: /S/ Gary L. Harbin
                                     ------------------------------
                                 Its: Executive Secretary

BUYER:                           SERIES A, LLC,
                                   an Arizona limited liability company

                                 By: /S/ Blair D. Koblenz
                                     ------------------------------
                                     Blair D. Koblenz
                                 Its:Executive Vice President

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

                            ESCROW AGENT'S ACCEPTANCE

      The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this _____ day of August, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                 LAWYERS TITLE INSURANCE COMPANY

                                 By: /S/ Allen S. Brown
                                     ------------------------------

                                 Name: Allen S. Brown
                                 Title: Escrow Agent

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

                         AMENDMENT TO PURCHASE AGREEMENT

      This Amendment to Purchase Agreement (this "Amendment") is made and entered into effective as of the 15th day of September, 2005, by and between TEACHERS' RETIREMENT SYSTEM OF THE STATE OF KENTUCKY ("Seller") and SERIES A, LLC ("Buyer") and provides as follows:

                                   WITNESSETH:

      WHEREAS, Seller and Buyer entered into that certain Purchase Agreement dated as of September 1, 2005 (the "Purchase Agreement"); and

      WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. Section 4 of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

            4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Properties is SIXTEEN MILLION FOUR HUNDRED THOUSAND and NO/100 DOLLARS ($16,400,000.00) (the "Purchase Price"), payable as follows:

                  One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Lawyers Title Insurance Company, 1850 North Central Avenue, Suite 300, Phoenix, Arizona 85004, Attention:
                  Allen Brown ("Escrow Agent") within five (5) business days of the delivery of a fully-executed original of this Agreement to Escrow Agent (the "Opening of Escrow") by Buyer, which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

                  Sixteen Million Two Hundred Fifty Thousand and No/100 Dollars ($16,250,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

      2. Section 26 of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

            26. ALLOCATION OF PURCHASE PRICE AMONG PROPERTIES. Subject to the provisions of Section 12(b)(2), and for purposes of allocating the Purchase Price among the three Properties for purposes of Walgreens' right of first refusal, transfer tax purposes, affidavits of value and/or consideration, and other proper purposes in connection with COE, Seller and Buyer agree that the $16,400,000 Purchase Price shall be allocated among the Properties as follows:

                  Telegraph Road Property     --       $5,059,426

                  Gravois Road Property       --       $6,152,942

                  Howdershell Road Property   --       $5,187,632

      3. Except as specifically amended herein, all of the terms and provisions of the Purchase Agreement are hereby ratified and affirmed to be in full force and effect as of the date hereof. To the extent of any conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

      4. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument binding on all parties. Delivery of a signed counterpart by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BUYER:                               SELLER:

SERIES A, LLC, an Arizona limited    TEACHERS' RETIREMENT SYSTEM OF THE STATE OF
liability company                    KENTUCKY, an independent agency and
                                     instrumentality of the Commonwealth of
                                     Kentucky

By: /S/ John M. Pons
    ---------------------
     John M. Pons
     Its Authorized Officer          By: /S/ Gary L. Harbin
                                         -------------------
                                     Printed Name: Gary L. Harbin
                                     Its: President

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

      This Second Amendment to Purchase Agreement (this "Amendment") is made and entered into effective as of the 3rd day of October, 2005, by and between TEACHERS' RETIREMENT SYSTEM OF THE STATE OF KENTUCKY ("Seller") and SERIES A, LLC ("Buyer") and provides as follows:

                                   WITNESSETH:

      WHEREAS, Seller and Buyer entered into that certain Purchase Agreement dated as of September 1, 2005 and amended pursuant to that Amendment to Purchase Agreement dated as of September 28, 2005 (as amended, the "Purchase Agreement"); and

      WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. Section 7(a) of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

                  The Study Period. Buyer shall have until 5:00 p.m. MST on October 5, 2005 (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Properties (the "Studies"). The Studies shall include, but not be limited to, Buyer's right to: (i) review and approve the Surveys (as defined below), the Leases and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve environmental studies of the Real Properties and Buildings.

      2. Section 17 of the Purchase Agreement is hereby amended by deleting the entirety thereof and substituting the following in lieu thereof:

                  COE shall be on or before 5:00 p.m. MST on November 2, 2005 or such earlier date as Buyer may choose by giving not less than five (5) days prior written notice to Seller and Escrow Agent. Buyer may extend the COE date for up to an additional thirty
                  (30) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date and by depositing an additional One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

      3. Except as specifically amended herein, all of the terms and provisions of the Purchase Agreement are hereby ratified and affirmed to be in full force and effect as of the date hereof. To the extent of any conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

         4. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument binding on all parties. Delivery of a signed counterpart by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BUYER:                               SELLER:

SERIES A, LLC, an Arizona limited    TEACHERS' RETIREMENT SYSTEM OF THE STATE OF
liability company                    KENTUCKY, an independent agency and
                                     instrumentality of the Commonwealth of
                                     Kentucky

By: /S/ John M. Pons
    ---------------------
      John M. Pons
      Its Authorized Officer         By: /S/ Gary L. Harbin
                                         --------------------------
                                     Printed Name: Gary L. Harbin
                                     Its: President

                                       2